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                                                     EXHIBIT 23.3




                    DeGolyer and MacNaughton
                       One Energy Square
                     Dallas, Texas   75206


                          June 26, 1995







Enserch Exploration, Inc.
4849 Greenville Avenue
Dallas, Texas   75206

Gentlemen:

     We hereby consent to the incorporation by reference in your Registration Statement on Form S-8 of the references to us in "Properties" and "Certain Relationships and Related Transactions" in Part I and in "Financial Review" and Note 7 of the Notes to Financial Statements in your Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and to the use of information contained in our "Report as of January 1, 1995 on Proved and Probable Reserves of Certain Properties owned by Enserch Exploration, Inc." and "Report as of January 1, 1995 on the Proved, Probable and Possible Reserves of the Mudi Field in East Java, Republic of Indonesia, Attributable to Enserch Far East, Ltd."

                                   Very truly yours,



                                   DeGOLYER and MacNAUGHTON